PRESS RELEASE
                      For Immediate Release


      CHARLES A. WILCOX NAMED PRESIDENT AND CHIEF OPERATING
         OFFICER OF CAPITAL ENVIRONMENTAL RESOURCE INC.

BURLINGTON, ON (July 14, 2004) Capital Environmental Resource Inc. (NASDAQ: CERI) today announced the appointment of Charles A. ("Chuck") Wilcox as President and Chief Operating Officer. Mr. Wilcox succeeds Larry D. Henk who will continue to assist the Company on a number of market development opportunities while he engages in a private sector venture.

Prior to joining Capital, Mr. Wilcox held the positions of Senior
Vice President, Market Planning and Development and prior to that Senior Vice President Eastern Group for Waste Management, Inc.

David Sutherland-Yoest, Chairman and Chief Executive Officer commented, "Chuck Wilcox is recognized as one of the industry's most talented and experienced operating executives. As we continue to grow our business, we believe that Chuck will make a significant contribution to the Company. We appreciate the many contributions that Larry has made to Capital over the past two years".

For information contact:

Mark A. Pytosh
Executive Vice President
4807342600

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         Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in Capital's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Capital's Form 20-
F for  the  year  ended  December  31,  2003.   Shareholders,
potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Capital undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Capital Environmental Resource Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The Company's web site is www.capitalenvironmental.com. Information on the Company's web site does not form part of this press release.